Exhibit 99.1

IDT Reports 9 Percent Revenue Growth in Fourth
Fiscal Quarter; IDT GAAP Earnings More Than Triple to $0.07 and
Non-GAAP Earnings Double to $0.08

    SANTA CLARA, Calif.--(BUSINESS WIRE)--April 22, 2004--IDT(TM) (Integrated Device Technology, Inc.) (Nasdaq:IDTI), a leading communications IC company, today announced results for the fourth fiscal quarter and full fiscal year ended March 28, 2004.
    Revenues for the fourth quarter were $94.5 million, an increase of 9 percent compared to the third fiscal quarter of 2004 and an increase of 17 percent from the fiscal quarter ended March 30, 2003. Revenues for fiscal year 2004 were $345.4 million, an increase of approximately 1 percent compared to the previous fiscal year. On a non-GAAP basis, net income for the fourth fiscal quarter was $9.3 million or $0.08 per diluted share, compared to net income of $4.0 million, or $0.04 per diluted share, in the third quarter of fiscal 2004 and a net loss of $23.6 million or $0.23 per share for the same quarter one year ago. Net income for the full fiscal year 2004 on a non-GAAP basis was $7.4 million or $0.07 per share, compared to a net loss of $53.2 million ($0.51 per share) during the previous fiscal year.
    Including certain costs, charges and gains in accordance with GAAP, the Company earned $7.7 million in the fourth quarter of fiscal 2004 or $0.07 per share. On a GAAP basis, one year ago the Company recorded a net loss of $239.1 million ($2.31 per share) for the fourth quarter, which includes restructuring charges. On a GAAP basis for fiscal year 2004, net income was $6.4 million or $0.06 per share, compared to a net loss of $277.9 million ($2.68 per share) during the previous fiscal year. Further information, including a detailed reconciliation of non-GAAP and GAAP results, is provided in the financial tables of this release.
    "We continued to experience a broad increase in demand, driven by the deployment of wireless and IP network infrastructure," said Greg Lang, president and CEO of IDT. "We are pleased with our improved financial results this quarter with gross margins in excess of 50 percent and earnings that have more than doubled. While our near term results strengthen, we continue to invest in a strong future with continued leadership in packet processing and a new division focused on serial switching solutions."

    Recent Highlights:

    -- Last week IDT announced its entrance into the serial switching market with its planned acquisition of ZettaCom, Inc. Through the creation of a new division focused on Advanced Switching and PCI-Express technologies, IDT plans to accelerate the shift from proprietary to standards-based serial switching and bridging semiconductor solutions, and will make aggressive investments in technology, products, partnerships and standards.

    -- IDT continued to build on its strength in network search engines by achieving the highest revenues in the past six quarters, and a 10 percent increase from the previous quarter. Additionally, the Company surpassed the cumulative three-million-units-shipped mark.

    -- The Company introduced the industry's lowest-cost network search engines that are ideally suited for cost-sensitive applications in the enterprise and access markets. The products operate at up to 100 million searches per second
        (MSPS) and can achieve search rates up to 200 MSPS by utilizing simultaneous multi-database lookup (SMDL), a feature that allows for efficient multiple packet searches.

    -- IDT announced the industry's first family of 1.8-volt dual-port devices specifically developed for high-end, power-sensitive wireless applications. The device family targets those wireless platforms where multiple low-voltage processors are used to address the ever-increasing processor requirements for high-end wireless handset applications.

    Webcast and Conference Call Information

    Investors can listen to a live or replay Webcast of the Company's quarterly financial conference call at www.IDT.com. The live Webcast begins at 1:30 p.m. PDT on April 22, 2004. The Webcast replay will be available after 4 p.m. PDT on April 22 through May 13, 2004. A taped telephone replay of the conference call will be available at (800) 475-6701 (access code is 726742) beginning at 5 p.m. PDT on April 22 and will be accessible until 9 p.m. PDT on April 29, 2004.

    Investor Information

    IDT stock is traded on the Nasdaq Stock Market(R) under the symbol "IDTI." The company is included in the S&P 1000, which is a combination of the S&P MidCap 400 and S&P SmallCap 600 Indices, and is also part of the S&P SuperComposite 1500, which combines the S&P 500, MidCap 400, and SmallCap 600. Additional information about IDT is accessible at www.IDT.com.

    About IDT

    IDT is a global leader in preemptive semiconductor solutions that accelerate packet processing for advanced network services. IDT serves communications equipment vendors by applying its advanced hardware and software technologies to create flexible, highly integrated solutions that enhance the functionality and processing of network equipment. IDT accelerates intelligent packet processing with products such as switching solutions, network search engines (NSEs), programmable content inspection engines (CIEs), flow-control management (FCM) ICs and its family of Interprise(TM) integrated communications processors. The portfolio also comprises products optimized for communications applications, including telecom products, FIFOs, multi-ports, and timing solutions. In addition, the product mix includes high-performance digital logic and high-speed SRAMs to meet the requirements of leading communications companies.
    Headquartered in Santa Clara, Calif., the company employs approximately 3,100 people worldwide and has a wafer manufacturing facility in Oregon, and test and assembly facilities in the Philippines and Malaysia.
    Forward-looking statements in this release involve a number of risks and uncertainties including, but not limited to, global business and economic conditions, product demand, manufacturing capacity and costs, competition, pricing, patent and other intellectual property rights of third parties, timely development and supply of new products and manufacturing processes, successful integration of acquired businesses and technology, availability of capital, cash flow and other risk factors detailed in the Company's Securities and Exchange Commission filings. Actual results may differ materially from the Company's projections.

    IDT, Interprise and the IDT logo are trademarks of Integrated
Device Technology, Inc. All other brands, product names and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.



                  INTEGRATED DEVICE TECHNOLOGY, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              (Unaudited)
                 (In thousands, except per share data)



                           Three Months Ended         Years Ended
                   ------------------------------ --------------------
                    Mar. 28,  Dec. 28,   Mar. 30,  Mar. 28,   Mar. 30,
                       2004      2003       2003      2004       2003
                   ---------  --------  ---------  --------  ---------

Revenues           $ 94,521  $ 87,100  $  80,804  $345,443  $ 343,878

Cost of Revenues     48,065    45,625     60,893   184,615    226,693

Restructuring
 charges, asset
 impairment and
 other                    -         -    114,085         -    115,370
                    --------  --------  ---------  --------  ---------

Gross profit (loss)  46,456    41,475    (94,174)  160,828      1,815
                    --------  --------  ---------  --------  ---------

Operating expenses:
  Research and
   development       23,846    23,607     39,357    98,535    129,108

  Selling,
   general and
   administrative    17,876    17,888     20,557    72,409     83,145

  Acquired
   in-process
   research and
   development            -         -          -       264      2,670
                    --------  --------  ---------  --------  ---------

Total operating
 expenses            41,722    41,495     59,914   171,208    214,923
                    --------  --------  ---------  --------  ---------

Operating income
 (loss)               4,734       (20)  (154,088)  (10,380)  (213,108)

Interest expense        (65)      (69)      (111)     (344)      (514)

Gain (loss) on
 equity
 investments              -         -          -     3,151     (6,557)

Interest income
 and other, net       3,545     2,787      3,880    13,698     19,040
                    --------  --------  ---------  --------  ---------

Income (loss)
 before income
 taxes                8,214     2,698   (150,319)    6,125   (201,139)

Provision
 (benefit) for
 income taxes           556       358     88,782      (271)    76,757
                    --------  --------  ---------  --------  ---------

Net income (loss)     7,658     2,340   (239,101)    6,396   (277,896)
                    ========  ========  =========  ========  =========

Net income (loss)
 per share:

Basic              $   0.07  $   0.02  $   (2.31) $   0.06  $   (2.68)

Diluted            $   0.07  $   0.02  $   (2.31) $   0.06  $   (2.68)

Weighted average
 shares:

Basic               105,432   104,915    103,574   104,607    103,520

Diluted             111,434   108,360    103,574   108,526    103,520



                  INTEGRATED DEVICE TECHNOLOGY, INC.
                         NON-GAAP ADJUSTMENTS
                              (Unaudited)
                            (In thousands)


                           Three Months Ended          Years Ended
                         -------------------------  ------------------
                        Mar. 28, Dec. 28, Mar. 30,  Mar. 28,  Mar. 30,
                           2004     2003     2003      2004      2003
                         ------  ------  ---------  -------  ---------


Net income (loss)       $7,658  $2,340  $(239,101) $ 6,396  $(277,896)
                         ------  ------  ---------  -------  ---------

Non-GAAP adjustments:

Cost of goods sold:

 Restructuring charges(1)    -       -      1,031       15      2,316

 Asset impairment            -       -    113,054        -    113,054

 Plant closure costs(2)    219     269        288    1,050      4,608

 Amortization of
  acquisition-related
  intangibles(3)           573     603        909    1,767      3,390

 Patent Settlement         334       -          -      334          -

Operating expenses:

  Asset impairment(4)        -       -      8,329        -      8,329

  Acquired IPR&D(3)          -       -          -      264      2,670

  Plant closure costs(2)     -       -          9       36        385

  Restructuring charges(1)   2     227      2,373    1,522      3,459

  Amortization of
   acquisition-related
   intangibles(3)          518     517        991    1,971      4,191

(Gain) loss on equity
 investments(5)              -       -          -   (3,151)     6,557

Other income(6)              -     108          -     (794)         -

Taxes(6)                     -    (108)    88,536   (2,038)    75,773
                         ------  ------  ---------  -------  ---------

Total Non-GAAP
 adjustments             1,646   1,616    215,520      976    224,732
                         ------  ------  ---------  -------  ---------

Non-GAAP net income
 (loss)                  9,304   3,956    (23,581)   7,372    (53,164)
                         ======  ======  =========  =======  =========


(1) Consists of costs, primarily severance, of restructuring actions related to the restructuring activities announced in FY 2004 and 2003.

(2) Consists of costs associated with the closure of our Salinas plant.

(3) Consists of costs related to our Q2 2004 TCAM3 acquisition from IBM and acquisitions of Newave and Solidum in Q1 2002 and
     Q3 2003, respectively.   Newave-related costs include stock-based
     compensation, amortization of intangible assets, and (in the years ended FY 2004 and FY 2003 only) contingent compensation. TCAM3 and Solidum-related costs include only amortization of intangible assets. The impairment charge of $13.5 million in Q4 2003 related to Newave existing technology.

(4) Consists of impairment charges related to our manufacturing assets, principally our Hillsboro, OR fabrication plant
     (Q4 2003).

(5) YTD 2004 consists of the net gain realized on the sale of our investment in PMC-Sierra Inc. YTD 2003 consists of an other-than temporary impairment recorded on our investment in PMC-Sierra Inc.

(6) In Q2 and Q1 2004, we received non-recurring federal and state tax refunds for tax years prior to 1996 plus interest accrued thereon. In Q4 2003, we established a valuation allowance to reserve 100% of our deferred tax assets and ceased to recognize any tax benefit associated with period losses.



                  INTEGRATED DEVICE TECHNOLOGY, INC.
                   NON-GAAP STATEMENTS OF OPERATIONS
                              (Unaudited)
                 (In thousands, except per share data)


                            Three Months Ended        Years Ended
                     -----------------------------  ------------------
                     Mar. 28,  Dec. 28,  Mar. 30,   Mar. 28,  Mar. 30,
                        2004      2003      2003       2004      2003
                      --------  --------  --------  --------  --------

Revenues             $ 94,521  $ 87,100  $ 80,804  $345,443  $343,878

Cost of Revenues       46,939    44,753    59,696   181,449   218,695
                      --------  --------  --------  --------  --------

Gross profit           47,582    42,347    21,108   163,994   125,183
                      --------  --------  --------  --------  --------

Operating expenses:

  Research and
   development         23,485    23,210    29,354    96,548   115,810

  Selling, general
   and
   administrative     17,717    17,541    18,858    70,867    80,079
                      --------  --------  --------  --------  --------


Total operating
 expenses              41,202    40,751    48,212   167,415   195,889
                      --------  --------  --------  --------  --------

Operating income
 (loss)                 6,380     1,596   (27,104)   (3,421)  (70,706)

Interest expense          (65)      (69)     (111)     (344)     (514)

Interest income and
 other, net             3,545     2,895     3,880    12,904    19,040
                      --------  --------  --------  --------  --------

Income (loss) before
 income taxes           9,860     4,422   (23,335)    9,139   (52,180)

Provision for income
 taxes                    556       466       246     1,767       984
                      --------  --------  --------  --------  --------

Net income (loss)       9,304     3,956   (23,581)    7,372   (53,164)
                      ========  ========  ========  ========  ========

Net income (loss)
 per share:

Diluted              $   0.08  $   0.04  $  (0.23) $   0.07  $  (0.51)

Weighted average shares:

Diluted               111,434   108,360   103,574   108,526   103,520

 Non-GAAP results exclude acquisition-related charges and other expenses and benefits that management believes are not directly related to our ongoing operations. These non-GAAP results are consistent with another way management internally analyzes IDT's results and may be useful; however, non-GAAP results are not in accordance with GAAP and may not be comparable to non-GAAP information provided by other companies. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP.



                  INTEGRATED DEVICE TECHNOLOGY, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                              (Unaudited)
                            (In thousands)


                                                Mar. 28,     Mar. 30,
                                                   2004         2003
                                                --------     --------

ASSETS

Current assets:

Cash and cash equivalents                       $223,360     $144,400

Short-term investments                           384,854      410,425

Accounts receivable, net                          53,091       40,111

Inventories                                       32,745       41,189

Prepaids and other current assets                 12,101       29,420
                                                 --------     --------

Total current assets                             706,151      665,545

Property, plant and equipment, net               108,424      129,923

Goodwill and other intangibles                    52,784       47,266

Other assets                                      38,194       38,578
                                                 --------     --------

TOTAL ASSETS                                    $905,553     $881,312
                                                 ========     ========



LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable                                $ 20,190     $ 17,514

Accrued compensation and related expenses         11,560       11,020

Deferred income on shipments to distributors      21,411       17,911

Income taxes payable                              33,267       32,280

Other accrued liabilities                         19,250       20,120
                                                 --------     --------

Total current liabilities                        105,678       98,845

Long term liabilities                             15,651       23,775
                                                 --------     --------

Total liabilities                                121,329      122,620

Stockholders' equity                             784,224      758,692
                                                 --------     --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $905,553     $881,312
                                                 ========     ========


    CONTACT: IDT
             Tom McCallum, 408-654-6515 (Investor Relations) ir@idt.com
             Diana Pailthorpe, 408-492-8210 (Corporate Communications) diana.pailthorpe@idt.com or
             Porter Novelli
             Brad Langley, 408-369-4636
             brad.langley@porternovelli.com